FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2011

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

At a Special Meeting of Shareholders (“Special Meeting”) of Telephone and Data Systems, Inc. (“TDS”) on October 6, 2011, the following number of votes were cast for the following resolution by shareholders.

8.  Adjournment Proposal.

This proposal received the following votes and was approved:

	For	Against	Abstain	Total Represented Votes that could be Cast	Non Vote	Total Represented	Not Represented	Total Outstanding

Series A Common Shares	61,202,698	241	-0-	61,202,939	-0-	61,202,939	4,061,171	65,264,110
Common Shares	16,956,421	25,587,710	171,383	42,715,514	-0-	42,715,514	7,221,778	49,937,292
Preferred Shares	27	-0-	-0-	27	-0-	27	8,273	8,300
Total Voting Power	78,159,146	25,587,951	171,383	103,918,480	-0-	103,918,480	11,291,222	115,209,702
Percent of Votes that Could be Cast	75.2%	24.6%	0.2%	100.0%

Item 8.01               Other Events

On October 6, 2011, TDS issued a press release to disclose that the Special Meeting was adjourned until 2:00 p.m. on October 20, 2011 for the purpose of voting on Proposals 1-7, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01               Exhibits.

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits included in this Form 8-K are identified on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	October 11, 2011

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Press Release dated October 6, 2011

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement